UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

SunEdison Semiconductor Limited
(Exact Name of Registrant as Specified in its Charter)

Singapore (State or other jurisdiction of incorporation or organization)	001-36460 (Commission File Number)	N/A (I.R.S. Employer Identification Number)

11 Lorong 3 Toa Payoh, Singapore (Address of principal executive offices)	319579 (Zip Code)

(65) 6681-9300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities

On July 30, 2015, the Board of Directors of SunEdison Semiconductor Limited (the “Company”) authorized the closure of the Company’s Ipoh, Malaysia facility, which produces 200 millimeter semiconductor wafers. This action is being taken to consolidate the Company’s manufacturing footprint to better match the demands of the industry. This action is consistent with the Company's continued efforts to improve operational efficiencies, maximize capacity utilization across the Company's geographic platforms and lower costs. The action will include the transitioning of 200 millimeter wafering activities from our Ipoh facility to Novara, Italy and other operating facilities. This action will affect approximately 650 employees at the Ipoh facility and the Company expects the action to be largely completed by the end of 2016.
The Company estimates that approximately $4 million to $6 million of severance expense will be incurred as a result of this action, of which approximately $2 million to $4 million is expected to be incurred in the third quarter of 2015 with the balance incurred over the next 12 to 16 months.
As a result of the Company’s decision to close the Ipoh facility, the Company expects to record approximately $35 million to $45 million of long-lived asset impairment charges for the year-ended December 31, 2015. In addition, the Company expects to record approximately $1 million to $4 million related to contract termination and facility exit costs in the third quarter of 2015, and $5 million to $10 million of plant closure and asset transfer costs mostly incurred over the next 12 to 18 months. The Company expects the total cost of this action to be approximately $45 million to $65 million. The Company expects $10.0 million to $20.0 million of the total charges to be cash payments, substantially all of which will be paid in 2016.
On August 4, 2015 the Company issued a press release announcing the above-described facility shutdown and certain other information. A copy of the press release is filed herewith as Exhibit 99.1.
This Current Report on Form 8-K contains forward-looking information as defined by the Private Securities Litigation Reform Act of 1995. Any statements contained in this Current Report on Form 8-K, except to the extent that they contain historical facts, are forward-looking, including statements regarding the expected timing and amount of charges, including the amount of the cash portion of such charges, that the Company will incur in connection with its facility closure action. Such forward-looking statements involve estimates, assumptions, judgments and uncertainties. There are known and unknown factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, including our ability to meet operational targets included in managements assumptions, our ability to meet customer qualification demands, our ability to meet our customers' production needs at our other facilities and general market conditions which may be beyond our control.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated August 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON SEMICONDUCTOR LIMITED
Date:	August 4, 2015	By:	/s/ Jeffrey L. Hall
Name: Jeffrey L. Hall Title: Executive Vice President Finance & Administration and Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 4, 2015